Exhibit 10.13
FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (“Amendment” or “First Amendment”) is entered into as of November 30, 2010 (the “Effective Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord (“Landlord”), and GENOMIC HEALTH, INC., a Delaware corporation, as Tenant (“Tenant”), with reference to the following facts (“Recitals”):
     A. Landlord and Tenant are parties to that certain Lease dated as of January 4, 2007 for certain “Premises” consisting of 47,186 square feet of Rentable Area described therein commonly known as 101 Galveston Drive, Redwood City, California (the “Existing Lease”). The Expiration Date under the Existing Lease is currently February 24, 2012.
     B. Landlord and Tenant desire to provide for extension of the Term and other amendments of the Existing Lease as more particularly set forth below.
     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term “Lease” as used herein and, from and after the Effective Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.
     Section 2. Extension of Term; Option to Extend. Notwithstanding any provision of the Existing Lease to the contrary, (a) the Term is hereby extended for the period of seventy-three (73) months and seven (7) days (the “Extended Term”) commencing on February 25, 2012 (the “Extension Commencement Date”) and expiring March 31, 2018 (hereafter, the “Expiration Date” in lieu of the date provided in the Existing Lease), unless sooner terminated pursuant to the terms of the Lease; (b) the Option to Extend set forth in Section 4 of Rider 2 of the Existing Lease shall apply to extend the Extended Term instead of the initial Term, with the following modifications to such Section 4: (i) the phrase “Extended Term” is inserted in place of references to “Term,” and (ii) Expiration Date shall mean the Expiration Date of the Extended Term; and (c) Exhibit C (Site Plan of Project) shall instead be the Site Plan set forth in Exhibit A hereto. Landlord and Tenant agree that this Section 2 is intended to provide all rights and obligations of the parties with respect to extension of the Term, and that any and all other extension or renewal rights, whether in the Existing Lease or otherwise, are hereby cancelled and of no further force or effect for any purpose.
     Section 3. Monthly Base Rent for Extended Term. Section 1.01(8) of the Basic Lease Provisions of the Existing Lease is hereby amended to add at the end thereof the following: “Notwithstanding any provision of the Lease to the contrary, commencing on the Extension Commencement Date and continuing through the Expiration Date of the Extended Term (as such terms are defined in the First Amendment), the amount of Monthly Base Rent due and payable by Tenant for the Premises shall be as follows:

Period from Extension Commencement Date through Expiration Date	Monthly
02/25/2012 - 02/28/2013	$87,294.10
03/01/2013 - 02/28/2014	$89,912.92
03/01/2014 - 02/28/2015	$92,610.31
03/01/2015 - 02/29/2016	$95,388.62
03/01/2016 - 02/28/2017	$98,250.28
03/01/2017 - 03/31/2018	$101,197.79
     Section 4. “AS IS” Condition. Notwithstanding any provision of the Existing Lease to the contrary, Tenant hereby leases for the Extended Term and accepts the Premises in its “AS IS” condition existing on the Effective Date, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation. Tenant acknowledges that Tenant presently occupies and has occupied the Premises since the Commencement Date of the Existing Lease.
     Section 5. Ratification. Tenant represents to Landlord, as of the Effective Date, that: (a) the Lease is in full force and effect, has not been modified except as provided by this Amendment, and represents the entire agreement between the parties as to the Premises; (b) there are no uncured defaults or unfulfilled obligations on the part of Landlord to Tenant’s best knowledge after due inquiry; (c) Tenant is in possession of the entire Premises and has not transferred, assigned or sublet any portion thereof, and neither the Premises, nor any part thereof, is occupied by any subtenant or other party other than Tenant; and (d) to Tenant’s best knowledge after due inquiry, there are no existing defenses or offsets that Tenant has against Landlord.

     Section 6. Notices; Change of Address. Section 1.01(2) of the Basic Lease Provisions of the Existing Lease is hereby amended to provide that the current addresses for notices to be sent to Landlord pursuant to Section 1.01 (2) of the Basic Lease Provisions of the Lease are as follows:
     Notices to Landlord shall be addressed:
Metropolitan Life Insurance Company
c/o Seaport Centre Project Manager
701 Chesapeake Drive, Suite 800
Redwood City, CA 94063
with copies to the following:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: EIM, Director
and
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Associate General Counsel
     Section 7. OFAC. Landlord advises Tenant hereby that the purpose of this Section is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.
Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.
If, in connection with the Lease, there is one or more Guarantors of Tenant’s obligations under the Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.
Tenant covenants that during the term of the Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Amendment is true and complete.
     Section 8. Brokers. Notwithstanding any other provision of the Existing Lease to the contrary, Tenant represents that in connection with this Amendment it is represented by GVA Kidder Mathews (“Tenant’s Broker”) and, except for Tenant’s Broker and Cornish & Carey Commercial (“Landlord’s Broker”), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord and Landlord’s Broker harmless from and against all claims, losses, damages, liability, costs and expenses (including, without limitation, attorneys’ fees and expenses) by virtue of any broker, agent or other person claiming a commission or other form of compensation by virtue of alleged representation of, or dealings or discussions with, Tenant with respect to the subject matter of this Amendment, except for Landlord’s Broker and except for a commission payable to Tenant’s Broker to the extent provided for in a separate written agreement between Tenant’s Broker and Landlord’s Broker. Tenant is not obligated to pay or fund any amount to Landlord’s Broker, and Landlord hereby agrees to pay such commission, if any, to which Landlord’s Broker is entitled in connection with the subject matter of this Amendment pursuant to Landlord’s separate written agreement with Landlord’s Broker. Such commission shall include an amount to be shared by Landlord’s Broker with Tenant’s Broker to the extent that Tenant’s Broker and Landlord’s Broker have entered into a separate agreement between themselves to share the commission paid to Landlord’s Broker by Landlord. The provisions of this Section shall survive the expiration or earlier termination of the Lease.
     Section 9. Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.
     Section 10. Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease as amended, the provisions of Section 11.03 of the Existing Lease shall apply.

     Section 11. Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.
     Section 12. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.
     Section 13. Authority. Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.
     Section 14. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

TENANT:	GENOMIC HEALTH, INC.,
a Delaware corporation

	By:	/s/ Randy Scott

		Print Name:	RANDY SCOTT
		Title:	EXECUTIVE CHAIRMAN
(Chairman of Board, President or Vice President)

	By:	/s/ G. Bradley Cole

		Print Name:	G. Bradley Cole
		Title:	COO & CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

	By:	/s/ Joel R. Redmon

		Print Name:	Joel R. Redmon
		Title:	Regional Director

EXHIBIT A TO FIRST AMENDMENT
REPLACEMENT EXHIBIT C TO THE LEASE
SITE PLAN OF PROJECT
Phase III, its buildings and square footages are not a part of the Project as defined in this Lease, and are shown in this Exhibit for illustration only.
Exhibit A — Page 1